EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 previously filed by First Federal Bancorp, Inc., on December 9, 1998, July 17, 1995 and February 1, 1994, of our report dated October 15, 1999 on the consolidated financial statements of First Federal Bancorp, Inc., as of September 30, 1999 and for each of the two years in the period ended September 30, 1999, appearing in Exhibit 99 of this Annual Report on Form 10-KSB of First Federal Bancorp, Inc., filed with the Securities and Exchange Commission on December 28, 2000, for the year ended September 30, 2000.


                                       /s/ Crowe, Chizek and Company, LLP
                                       ------------------------------------
                                           Crowe, Chizek and Company, LLP

Columbus, Ohio
December 27, 2000